Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2005 (July 27, 2005 as to the ninth paragraph of Note 1), related to the financial statements of Atricure, Inc. as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and contained in Amendment No. 5 to Registration Statement No. 333-124197 of Atricure, Inc. on Form S-1 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

January 9, 2006